UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 6, 2005

Date of Report (Date of earliest event reported)

U.S.I. Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50041	13-3771733
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

555 Pleasantville Road, Suite 160 South

Briarcliff Manor, NY 10510

(Address of principal executive offices)

(914) 749-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

2005 Bonus Targets for Executive Officers

On April 6, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of U.S.I. Holdings Corporation (the “Company”) approved the performance criteria for annual bonus awards under the Management Incentive Plan (the “MIP) for the chief executive officer and the named executive officers, for the 2005 performance year. The Committee approved an award matrix for bonuses under the MIP based 80% on the Company’s financial performance and 20% on the officer’s individual performance. The specific financial performance measure is growth in cash earnings per share from continuing operation, exclusive of selected items which in the judgment of the Committee would not be relevant in evaluating management’s operating performance. The specific individual goals are customized for each officer and have been reviewed and approved by the Committee. Under the matrix approved by the Committee, target bonus awards are based on the attainment of 15% cash earnings per share growth and the total bonus awards may range from 0% to 200% of target bonus goals for the year; provided, however, that payments based on the individual performance criterion cannot exceed 20% of the total bonus calculation for each individual officer.

2005 Restricted Stock and Stock Option Grants

Also on April 6, 2005, the Committee approved the following restricted stock and stock option awards to the chief executive officer and the named executive officers under the terms of the Company’s 2002 Equity Incentive Plan. One-third of the total number of restricted stock granted will vest on each of April 6, 2008, 2009 and 2010 and the stock options will vest at a rate of 25% per year for four years, with the first vesting date commencing on April 6, 2006. Both the restricted stock and stock option awards were granted as of April 6, 2005.

	Shares of Restricted Stock	Stock Options
David L. Eslick	21,645	57,010
Jeffrey L. Jones	9,740	25,654
Robert S. Schneider	9,740	25,654
Ernest J. Newborn	3,680	9,692

2005 Base Salary Increase

In addition to the above, on April 6, 2005, the Committee determined that a market based adjustment to the annual base salary of our Chief Financial Officer, Robert S. Schneider, was appropriate and accordingly increased his base salary by $40,000, to $315,000.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 12, 2005

U.S.I. HOLDINGS CORPORATION

By:	/s/ ERNEST J. NEWBORN, II
Name:	Ernest J. Newborn, II
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT NUMBER
None.